Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Investor Relations – John Hobbs
Media – Michelle DeGrand
+1 425-453-9400

ESTERLINE NAMES DONALD WALTHER TO SUCCEED MARCIA MASON AS THE COMPANY’S GENERAL COUNSEL

Mason retires from the company after 25 years in executive leadership roles

BELLEVUE, Wash., May 2, 2018 — Esterline Corporation (NYSE: ESL) (www.esterline.com), a leading specialty manufacturer serving global aerospace and defense markets, today announced that Donald Walther will join Esterline as Executive Vice President & General Counsel, succeeding Marcia Mason who will retire from the company after a career spanning 35 years, 25 of which were spent with Esterline.

Esterline Chief Executive Officer Curtis Reusser said, “Marcia has been a core member of the Esterline leadership team for more than two decades, heading our legal team for the past five years and as HR executive prior to that. Her vast knowledge and experience with the law combined with her natural inclination to put people first has bolstered our culture of trust and respect and positively informed many of our key business decisions. I expect Don will continue that spirit as he comes on board with an impressive background and a track record of improving business outcomes.”

Most recently, Walther served for seven years as Executive Vice President & General Counsel at The Heico Companies LLC, a parent holding company for a diverse portfolio of manufacturing, construction and industrial services businesses. While there, he provided strategic counsel to the Board of Directors and senior management team while leading the global legal and compliance functions. Previously, Walther served as Deputy General Counsel for ITT Corporation and Counsel for The Boeing Company. He was also a partner with Perkins Coie LLP. Throughout his career, he has held a number of governance roles with community organizations.

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Walther graduated from Duke University and went on to earn a JD and MBA from the University of Chicago. He is the recipient of several industry and leadership awards and is a Six Sigma Green Belt with extensive experience in Strategic Goal Deployment.

About Esterline:

Esterline Corporation is a leading worldwide supplier to the aerospace and defense industry specializing in three core business segments: Advanced Materials; Avionics & Controls; and Sensors & Systems. With annual sales of approximately $2 billion, Esterline employs roughly 13,000 people worldwide and is headquartered in Bellevue, Wash.

Operations within the Advanced Materials segment focus on technologies including high-temperature-resistant materials and components used for a wide range of military and commercial aerospace purposes, and combustible ordnance and electronic warfare countermeasure products.

Operations within the Avionics & Controls segment focus on technology interface systems for commercial and military aircraft and similar devices for land- and sea-based military vehicles, integrated cockpit systems, display technologies for avionics, training and simulation markets, secure communications systems, specialized medical equipment, and other high-end industrial applications.

The Sensors & Systems segment includes operations that produce high-precision temperature and pressure sensors, specialized harsh-environment connectors, electrical power distribution equipment, and other related systems principally for aerospace and defense customers.

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This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “should” or “will,” or the negative of such terms, or other comparable terminology. These forward-looking statements are only predictions based on the current intent and expectations of the management of Esterline, are not guarantees of future performance or actions, and involve risks and uncertainties that are difficult to predict and may cause Esterline’s or its industry’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Esterline’s actual results and the timing and outcome of events may differ materially from those expressed in or implied by the forward-looking statements due to risks detailed in Esterline’s public filings with the Securities and Exchange Commission including its most recent Annual Report on Form 10-K/A.